SECURITIES AND EXCHANGE COMMISSION


                     Washington, D. C. 20549



                            FORM 8-K



                         CURRENT REPORT



                  Pursuant to Section 13 of the
                 Securities Exchange Act of 1934



 Date of Report (Date of earliest event reported) - November 5, 1996



                     FOREST OIL CORPORATION
     (Exact name of registrant as specified in its charter)



   New York                  0-4597                 25-0484900
(State or other juris-    (Commission             (IRS Employer
diction of incorporation) file number)         Identification No.)


     2200 Colorado State Bank Building, 1600 Broadway, Denver, CO  80202
               (Address of principal executive offices)     (Zip Code)


      Registrant's telephone number, including area code: (303) 812-1400


Item 5.  Other Events

           On November 5, 1996 the Company exchanged 2,000,000 shares of its common stock plus approximately $13,500,000 cash to extinguish approximately $43,000,000 of non-recourse secured debt owed to Joint Energy Development Investments Limited Partnership
(JEDI), a Delaware limited partnership whose general partner is an affiliate of Enron. As a part of this transaction, The Anschutz Corporation acquired 1,628,888 shares of Forest's common stock by exercising warrants for 388,888 shares of common stock at $10.50 per share and converting 620,000 shares of Forest's Second Series Preferred Stock for 1,240,000 shares of common stock. The JEDI debt bore interest at the rate of 12-1/2% per annum.

       For information concerning this item, please refer to
Exhibit 99.1 hereto, which is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits

       (c)  Exhibits

           (99.1)    Amendment No. 1 to Shareholders Agreement
       dated November 5, 1996 between Forest Oil Corporation and
       Joint Energy Development Investments Limited Partnership.

       Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   FOREST OIL CORPORATION
                                        (Registrant)



Dated:  November 15, 1996          By: /s/ Daniel L. McNamara
                                       Daniel L. McNamara
                                       Secretary